                                                              EXHIBIT (h)(29)(e)

                               Amendment No. 5 to
                        Administrative Services Agreement
                        Franklin Templeton Services, LLC
                     American General Life Insurance Company

The Administrative Services Agreement, dated as of July 1, 1999, by and among Franklin Templeton Services, Inc., and American General Life Insurance Company (the "Agreement") is hereby amended as follows:

1. Schedule B is hereby deleted in its entirety and replaced with the Schedule B attached hereto.

2. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

This Amendment is executed as of February 1, 2006.

                                         FRANKLIN TEMPLETON SERVICES, LLC

                                         By:
                                                --------------------------------
                                         Name:  Robert Hays
                                         Title: Vice President


                                         AMERICAN GENERAL LIFE INSURANCE COMPANY

                                         By:
                                                --------------------------------
                                         Name:
                                         Title:


[Corporate Seal]                         Attest:
                                                --------------------------------
                                         Name:
                                         Title:

                                   Schedule B

                         Administrative Expense Payments

The Fund Administrator agrees to pay the Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement.

                                                                                             Beginning of
                                                                                              Period for
            Product Name                                                                    Computation of
 #          1933 Act No.                    Funds of the Trust                 Fee Rate           Fee
---     --------------------  --------------------------------------------     --------     --------------
01      AG Legacy Plus VUL    Class 2 Shares                                     0.15%          7/1/99
        333-89897             Templeton Foreign Securities Fund
                              Franklin Small Cap Fund

02      Legacy Plus VUL       Class 2 Shares                                     0.15%          7/1/99
        333-53909             Franklin Small Cap Fund
                              Templeton Developing Markets Securities Fund
                              Templeton Foreign Securities Fund

03      Platinum Investor I   Class 2 Shares                                     0.15%          11/1/01
        VUL                   Franklin U.S. Government Fund
        333-42567             Mutual Shares Securities Fund
                              Templeton Foreign Securities Fund

04      Platinum Investor     Class 2 Shares                                     0.15%          5/1/03
        II VUL                Franklin Small Cap Value Securities Fund
        333-103361            Franklin U.S. Government Fund
                              Mutual Shares Securities Fund
                              Templeton Foreign Securities Fund

05      Platinum Investor     Class 2 Shares                                     0.15%          5/1/03
        III VUL               Franklin Small Cap Value Securities Fund
        333-43264             Franklin U.S. Government Fund
                              Mutual Shares Securities Fund
                              Templeton Foreign Securities Fund

06      Platinum Investor     Class 2 Shares                                     0.15%          5/1/03
        PLUS VUL              Franklin Small Cap Value Securities Fund
        333-82982             Franklin U.S. Government Fund
                              Mutual Shares Securities Fund
                              Templeton Foreign Securities Fund

07      Platinum Investor     Class 2 Shares                                     0.15%          5/1/03
        Survivor VUL          Franklin Small Cap Value Securities Fund
        333-90787             Franklin U.S. Government Fund
                              Mutual Shares Securities Fund
                              Templeton Foreign Securities Fund

                                                                                             Beginning of
                                                                                              Period for
            Product Name                                                                    Computation of
 #          1933 Act No.                    Funds of the Trust                 Fee Rate           Fee
---     --------------------  --------------------------------------------     --------     --------------
08      Platinum Investor     Class 2 Shares                                     0.15%          5/1/03
        Survivor II VUL       Franklin Small Cap Value Securities Fund
        333-65170             Franklin U.S. Government Fund
                              Mutual Shares Securities Fund
                              Templeton Foreign Securities Fund

09      Platinum Investor     Class 2 Shares                                     0.15%          7/1/99
        Variable Annuity      Templeton Global Asset Allocation Fund
        333-70667             Templeton Foreign Securities Fund

10      The One VUL Solution  Class 2 Shares                                     0.15%          7/1/99
        333-87307             Franklin Small Cap Fund
                              Templeton Developing Markets Securities Fund

11      Platinum Investor     Class 2 shares:                                    0.15%          1/15/04
        Immediate VA          Franklin Small Cap Value Securities Fund
        333-109206            Franklin U.S. Government Fund
                              Mutual Shares Securities Fund

12      Platinum Investor     Class 2 shares                                     0.15%          1/15/04
        FlexDirector          Franklin Small Cap Value Securities Fund
        333-109613            Franklin U.S. Government Fund
                              Mutual Shares Securities Fund

13      Corporate America     Class 2 shares                                     0.15%          7/1/04
        333-80191             Franklin Small Cap Value Securities Fund

14      Platinum Investor     Class 2 shares:                                    0.15%          1/15/05
        IV VUL                Franklin Small Cap Value Securities Fund
        333-118318            Franklin U.S. Government Fund
                              Mutual Shares Securities Fund
                              Templeton Foreign Securities Funs

15      Platinum Investor     Class 2 shares:                                    0.15%          2/1/06
        VIP VUL               Franklin Small Cap Value Securities Fund
        333-129552            Franklin U.S. Government Fund
                              Mutual Shares Securities Fund
                              Templeton Foreign Securities Funs

                                        3